UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2012

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 9, 2012, Chemtura Corporation entered into an Asset Purchase Agreement (“APA”) with SK Blue Holdings, Ltd., an exempted company incorporated in the Cayman Islands with limited liability and an affiliate of SK Capital Partners III, L.P., a Delaware limited liability company (“SK”). As provided in the APA, Chemtura Corporation or its affiliates (collectively, “Chemtura” or the “Company”) have agreed to sell the Company’s antioxidants and UV stabilizer business (the “AO/UV Business”) for $200 million, $190 million payable in cash at closing and a $10 million promissory note payable over a four year period, and the assumption of certain liabilities. The purchase price is subject to a post-closing net working capital adjustment. The acquisition is subject to customary closing conditions and is expected to close at the end of 2012 or early 2013.

On November 12, 2012, Chemtura issued a press release announcing the sale of the AO/UV Business. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release issued by Chemtura, dated November 12, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	November 13, 2012

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release issued by Chemtura, dated November 12, 2012